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                                                                    EXHIBIT 11.1

COMPUTATION OF EARNINGS (LOSS) PER SHARE


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
                                                     Three months ended                                 Nine months ended
                                                        September 30,                                     September 30,
                                            -------------------------------------             -------------------------------------
                                                1999                     1998                     1999                     1998
                                            ------------             ------------             ------------             ------------
PRIMARY AND FULLY DILUTED:

Average shares outstanding                    17,489,812               16,610,798               17,299,794               15,767,220

Effect of dilutive stock options               2,105,832                       --                       --                2,057,265

Effect of shares over market                  (1,262,066)                      --                       --                 (472,500)
                                            ------------             ------------             ------------             ------------

Total                                         18,333,578               16,610,798               17,299,794               17,351,985
                                            ============             ============             ============             ============

Net earnings (loss)                         $    244,900             $    (11,544)            $    (33,591)            $     94,148
                                            ============             ============             ============             ============

Primary net earnings (loss) per
share                                       $      0.014             $     (0.001)            $     (0.002)            $      0.005
                                            ============             ============             ============             ============

Fully Diluted net earnings
per share                                   $      0.013                                                               $      0.005
                                            ============                                                               ============
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